Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-8 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants
Lakewood, Colorado
February 28, 2018